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                                                                    EXHIBIT 16.1


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of On Command Corporation dated June 20, 2000.

Yours truly,

By: /s/ Deloitte & Touche LLP
   ---------------------------
   Deloitte & Touche LLP

San Jose, CA
June 20, 2000